Amendment Agreement to Consulting Agreement

Between

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)

And

Bruce Elliott

Signed on January 21, 2020

Amendment Date: December 1, 2019

Consulting Agreement to be amended with

USD$1 per month instead of USD$8,000 per month

All other terms of the October 9th, 2017 Consulting Agreement remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)		Bruce Elliot

Per:	/s/ Michael Blum	Per:	/s/ Brue Elliott
	Michael Blum		Bruce Elliott